UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2023, Kristian Humer, the Chief Financial Officer and Chief Business Officer of Viridian Therapeutics, Inc. (the “Company”), resigned, effective September 12, 2023. In connection with his resignation, the Company intends to enter into a standard separation and release agreement with Mr. Humer, pursuant to which he is entitled to receive certain severance benefits consistent with an “Involuntary Termination” under his employment agreement dated June 9, 2021, a copy of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023.

In connection with the foregoing, on September 12, 2023, Seth Harmon, the Company’s Senior Vice President of Finance, assumed the role of the Company’s principal financial and accounting officer. Mr. Harmon, age 44, joined the Company in May 2023. Prior to joining the Company, from May 2020 to May 2023, Mr. Harmon served as the Chief Financial Officer and Vice President of Finance and Administration for the U.S. subsidiary of BioNTech SE, a biotechnology company, where he oversaw the general and administrative functions for BioNTech SE’s US subsidiary and served as a member of the BioNTech US management team. Prior to BioNTech US, he was the Vice President of Finance and Accounting at Neon Therapeutics, Inc., a biotechnology company, where he served from April 2017 to May 2020. From July 2014 to April 2017, he served as Controller at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Harmon held several roles of increasing responsibility at Ernst & Young LLP where he obtained his certified public accountant license. Mr. Harmon holds an M.S. in Accounting and Business from Northeastern University and a B.A. in Economics and Mathematics from Bowdoin College.

There are no arrangements or understandings between Mr. Harmon and any other persons pursuant to which he was selected as an officer; he has no family relationships with any of the Company’s directors or executive officers; and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with the foregoing, Mr. Harmon’s base salary was increased to $410,000. Mr. Harmon is also entitled to a severance period of twelve months in the case of an involuntary termination. The Company also intends to enter into its standard form of indemnification agreement with Mr. Harmon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: September 12, 2023	By:	/s/ Scott Myers
Scott Myers
President, Chief Executive Officer, and Director